UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2018, FedEx Corporation’s wholly owned subsidiary Federal Express Corporation (“FedEx Express”) and The Boeing Company (“Boeing”) entered into Supplemental Agreement No. 30 (and related side letters) ( “Supplemental Agreement No. 30”) to Purchase Agreement No. 3157 dated as of November 7, 2006, between Boeing and FedEx Express related to Boeing 777 Freighter (“B777F”) aircraft. On the same date, FedEx Express and Boeing also entered into Supplemental Agreement No. 11 (and related side letters) ( “Supplemental Agreement No. 11”) to Purchase Agreement No. 3712 dated as of December 14, 2011, between Boeing and FedEx Express related to Boeing 767-300 Freighter (“B767F”) aircraft.

In Supplemental Agreement No. 30, FedEx Express agreed to purchase 12 incremental B777F aircraft. In Supplemental Agreement No. 11, FedEx Express agreed to purchase 12 B767F aircraft by exercising six options and placing orders for six incremental aircraft. Six of the additional B777F and one of the additional B767F aircraft purchases are conditioned upon there being no event that causes FedEx Express or its employees not to be covered by the Railway Labor Act of 1926, as amended (“RLA”). The B777F aircraft will be delivered between fiscal 2021 and fiscal 2025 and the B767F aircraft will be delivered between fiscal 2020 and fiscal 2022. These aircraft will enable FedEx Express to continue to improve the efficiency and reliability of its aircraft fleet.

FedEx Express now has a total of 24 firm orders from Boeing for B777F aircraft scheduled for delivery during fiscal 2019 through fiscal 2025 (one of which was delivered in June 2018) and a total of 69 firm orders for B767F aircraft from Boeing for delivery during fiscal 2019 through fiscal 2023 (one of which was delivered in June 2018). Six of the B777F orders and five of the B767F orders are conditioned upon there being no event that causes FedEx Express or its employees not to be covered by the RLA (in Supplemental Agreement No. 30, the RLA condition was removed from three previously ordered B777F aircraft).

In Supplemental Agreement No. 30, FedEx Express also acquired options to purchase an additional 14 B777F aircraft, and the delivery dates of 11 existing B777F option aircraft were rescheduled. As a result, FedEx Express now has options to purchase a total of 25 B777F aircraft from Boeing for delivery through fiscal 2028. In Supplemental Agreement No. 11, FedEx Express also acquired options to purchase an additional six B767F aircraft. As a result, FedEx Express now has options to purchase a total of 50 B767F aircraft from Boeing for delivery through fiscal 2026.

Supplemental Agreement No. 30 and Supplemental Agreement No. 11 will be filed as exhibits to FedEx Corporation’s quarterly report on Form 10-Q for the fiscal quarter ending August 31, 2018.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties described in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 21, 2018	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President, General Counsel and Secretary

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